                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               QLOGIC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] Fee not required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------

    (3) Filing Party:


        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                               QLOGIC CORPORATION
                             3545 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 438-2200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 27, 1998

To the Stockholders of QLOGIC CORPORATION:

     You are cordially invited to attend the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation (the "Company"), which will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 27, 1998, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

     1. To elect a board of five directors to serve until the next annual meeting of the Company's stockholders and until their successors have been elected and qualify;

     2. To approve and ratify the 1998 Employee Stock Purchase Plan, which authorizes the Company to issue up to 300,000 shares of common stock of the Company for purchase through payroll deductions by participating employees of the Company;

     3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for fiscal year 1999; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's common stock at the close of business on July 3, 1998, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

     THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael R. Manning
                                          Secretary

Costa Mesa, California
July 29, 1998

                               QLOGIC CORPORATION
                             3545 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 438-2200

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

          APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO STOCKHOLDERS:
                                 JULY 29, 1998

     The following information is in connection with the solicitation of proxies for the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation (the "Company"), to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 27, 1998, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. In that connection, the Company has retained Corporate Investor Communications Incorporated, New York, New York, to deliver soliciting materials to such record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The cost of these services, excluding out-of-pocket expenses, is not expected to exceed $4,000. Members of the Management of the Company may also solicit some stockholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

     Proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted FOR the election of all five of the nominee-directors specified herein, FOR the approval of the 1998 Employee Stock Purchase Plan and FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for fiscal year 1999, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

     Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) or voted against a nominee will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in five other individuals receiving a larger number of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to approve the Employee Stock Purchase Plan and to ratify the selection of KPMG Peat Marwick LLP will have no effect on the vote for such proposals except to the extent the number of shares not voted causes the number of shares voted in favor of such proposals not to equal or exceed a majority of the shares present or represented and entitled to vote at the Meeting (in which case such proposals would not be approved).

     Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by either (i) a later-dated proxy voted at the Meeting, (ii) a later dated proxy or written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

                               VOTING SECURITIES

     The Company has outstanding only common stock, of which 8,677,043 shares were outstanding as of the close of business on July 3, 1998, (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote.

     Representation at the Meeting by the holders of a majority of the outstanding common stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth as of June 28, 1998, information regarding beneficial ownership of the Company's common stock by each director and each executive officer, and by all directors and executive officers of the Company as a group.

                                                            SHARES BENEFICIALLY
                                                                  OWNED(1)
                                                            --------------------
                 NAME OF BENEFICIAL OWNER                    NUMBER     PERCENT
                 ------------------------                   --------    --------
Gary E. Liebl(2)..........................................   17,167         *
H.K. Desai(3).............................................   91,271       1.1%
Thomas R. Anderson(4).....................................   36,081         *
Mark K. Edwards(5)........................................   12,498         *
Lawrence F. Fortmuller, Jr.(6)............................   19,000         *
Michael R. Manning(7).....................................   30,669         *
David Tovey(8)............................................   43,612         *
James A. Bixby(9).........................................   13,500         *
Carol L. Miltner(10)......................................    2,325         *
George D. Wells...........................................    6,500         *
All Directors and Executive Officers as a group (10
  Persons)................................................  272,623       3.1%

---------------
  * Less than 1% of the outstanding shares of common stock.

 (1) Based upon 8,677,043 shares of common stock outstanding. Each named person and all directors and executive officers as a group are deemed to be the beneficial owners of shares of common stock that may be acquired within 60 days upon exercise of stock options. Accordingly, the number of shares and percentages set forth next to the name of such person and all directors and executive officers as a group include the shares of common stock issuable upon stock options exercisable within 60 days. However, the shares of common stock so issuable upon such exercise by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

 (2) Includes 14,167 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (3) Includes 84,271 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (4) Includes 31,581 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (5) Consists entirely of shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.

 (6) Includes 17,500 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (7) Includes 3,400 shares held for the benefit of Mr. Manning's minor children. Also includes 7,531 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (8) Includes 35,312 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (9) Consists entirely of shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.

(10) Includes 1,000 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding ownership of outstanding shares of the Company's Common Stock by those individuals or groups who have advised the Company that they own more than five percent (5%) of such outstanding shares.

                                                              SHARES OWNED AS OF
                                                               DECEMBER 31, 1997
                                                              -------------------
                  NAME OF BENEFICIAL OWNER                    NUMBER      PERCENT
                  ------------------------                    -------     -------
Putnam Investments, Inc. ...................................  890,000(1)   10.4%
  One Post Office Square
  Boston, MA 02109
George D. Bjurman & Associates..............................  607,660(2)    7.1%
  10100 Santa Monica Boulevard
  Suite 1200
  Los Angeles, CA 90067
Nicholas-Applegate Capital Mgmt.............................  562,070(3)    6.9%
  600 West Broadway
  29th Floor
  San Diego, CA 92101

---------------
(1) Reported as of December 31, 1997 in Amendment No. 1 to its Schedule 13G dated June 3, 1998, which was filed by Putnam Investments, Inc. ("PI") on behalf of itself and Marsh & McLennan Companies, Inc., PI's parent holding company, and Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., investment advisors and subsidiaries of PI.

(2) Reported as of December 31, 1997 in Amendment No. 1 to its Schedule 13G dated April 1, 1998, which was filed by George D. Bjurman & Associates on behalf of itself and its principals George Andrew Bjurman and Owen Thomas Barry III.

(3) Reported as of December 31, 1997 in its Schedule 13G dated February 3, 1998.

                                  PROPOSAL ONE

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's directors are to be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The Board of Directors proposes the election of five directors at the Meeting. Each of the nominated directors named below was elected as a director of the Company at the Company's 1997 Annual Meeting of Stockholders.

     In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

     The five nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Subject to certain exceptions specified below, stockholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No stockholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the stockholder has given notice at the Meeting, prior to the voting, of the stockholder's intention to cumulate his or her votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

     The Company's bylaws provide that only persons who are nominated in accordance with specified bylaw procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with certain notice procedures set forth in the bylaws. Such nominations must be made by written notice to the Secretary of the Company and must be delivered or mailed and received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the date of the meeting. In the event that the first public disclosure of the date of the meeting is made less than 70 days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such public disclosure was first made. The stockholder's notice must set forth certain information concerning the proposed nominee and the stockholder giving notice, as set forth in the bylaws.

     The following table and paragraphs set forth the names of and certain information concerning the nominees for election as directors of the Company as of August 27, 1998:

      NOMINEE(1)         AGE             POSITION(S) WITH THE COMPANY
      ----------         ---             ----------------------------
Gary E. Liebl(2)         56     Chairman of the Board of Directors
H.K. Desai               52     President, Chief Executive Officer and
                                Director
James A. Bixby(2)        51     Director
Carol L. Miltner(3)      55     Director
George D. Wells(3)       63     Director

---------------
(1) The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

(2) Member of the audit committee of the Board of Directors of the Company, currently consisting of Mr. Bixby and Mr. Liebl, neither of whom is an employee of the Company.

(3) Member of the compensation committee of the Board of Directors of the Company, currently consisting of Ms. Miltner and Mr. Wells, neither of whom is an employee of the Company.

     Mr. Liebl has been Chairman of the Board of the Company since QLogic became a separate publicly held corporation in February 1994. Mr. Liebl is a private investor and a business advisor to CEOs and boards of directors and currently serves as a director of Smartflex Systems, Inc., a manufacturing services provider of sophisticated electronic assemblies. Beginning in October 1985, Mr. Liebl held senior management positions, including Chairman of the Board and Chief Executive Officer, at Cipher Data Products, Inc., a manufacturer of tape and optical disk drives to the computer industry, until such corporation was acquired by Archive Corporation in April 1990.

     Mr. Desai joined the Company in August 1995 as President and Chief Technical Officer. He was subsequently promoted to President and Chief Executive Officer and became a Director in January 1996. From May 1995 to August 1995, he was Vice President, Engineering (Systems Products) at Western Digital Corporation, a manufacturer of disk drives. From July 1990 until May 1995, he served as Director of Engineering, and subsequently Vice President of Engineering at the Company. From 1980 until joining the

Company in 1990, Mr. Desai was an Engineering Section Manager at Unisys Corporation, a computer system manufacturer.

     Mr. Bixby became a director of the Company in February 1994. Currently he is a private investor. Previously, Mr. Bixby served as an officer of Brooktree Corporation, most recently as Chairman, President and Chief Executive Officer. He was employed by Brooktree from 1983 until its acquisition by Rockwell Semiconductor in 1996, after which he served as Vice President -- Business Development of Rockwell Semiconductor Systems until May 1998.

     Ms. Miltner became a director of the Company in February 1994. She is President of Miltner & Associates, a management consulting and seminar firm. Ms. Miltner also serves as a director of Multiple Zones International. From December 1993 until March 1995, she served as Executive Vice President of Sales and Marketing of AmeriQuest Technologies, Inc., a subassembler of storage products and distributor of microcomputer products. From July 1991 to December 1993 she was President of Motivation by Miltner, a seminar and consulting business. From April 1989 to July 1991, she was Senior Vice President -- Sales of Merisel, a distributor of microcomputer products. For the previous four years, she was Senior Vice President, Sales of Ingram Micro, Inc., a distributor of computer products.

     Mr. Wells became a director of the Company in February 1994. He also currently serves as a member of the Boards of Directors of Exar Corporation, a manufacturer of analog and mixed-signal integrated circuits, and Align Rite Corporation, a manufacturer of photomasks, and Johnson Matthey, an advanced materials technology company. He was President and Chief Executive Officer of Exar Corporation, from June 1992 until October 1996. Before joining Exar, he served as President and Chief Operating Officer of LSI Logic Corporation, a manufacturer of HCMOS and BiCMOS application-specific integrated circuits, for seven years.

BOARD MEETINGS AND COMMITTEES

     There were eleven meetings of the Board of Directors of the Company during the last fiscal year of the Company. The Board of Directors has established a standing Audit Committee and a Compensation Committee. The Compensation Committee held six meetings and the Audit Committee held nine meetings during the fiscal year ended March 29, 1998. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he or she was a director and the total number of meetings held by all committees of the Board of Directors on which he or she served during such period.

     The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, the nature of nonaudit services, fees to be paid to the independent public accountants, the performance of the Company's independent public accountants, and the accounting practices of the Company.

     The Compensation Committee reviews the performance of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash incentive payment levels and option grants under the QLogic Corporation Stock Awards Plan.

     There is no standing nominating committee or other committee performing a similar function.

COMPENSATION OF DIRECTORS

     Directors' Fees. For service on the Board of Directors, directors who are not employees of the Company receive a quarterly retainer of $4,000 plus $1,000 for each meeting of the Board of Directors in excess of five per year, and reimbursement for travel expenses. The Chairman of the Board of Directors receives an additional fee of $1,000 per quarter. In addition, the chairmen of the audit and compensation committees receive an additional quarterly retainer of $500. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at board and committee meetings.

     Stock Options. On January 12, 1994, the Board of Directors of the Company adopted the QLogic Corporation Non-Employee Director Stock Option Plan (the "Director Plan") under which shares of common stock of the Company may be issued pursuant to exercise of stock options granted under the plan to directors who are not employees of the Company or any of its subsidiaries. The Director Plan was approved by Emulex Corporation ("Emulex"), the former parent corporation and sole stockholder of the Company, prior to the distribution of all of the Company's outstanding common stock to the stockholders of Emulex on February 28, 1994 (the "Distribution"). In June 1996, the Board adopted, and in August 1996 the stockholders approved, amendments to the Director Plan to (i) extend the termination date of the plan by five years to December 31, 2001, (ii) increase the number of shares of common stock subject to the Plan by 75,000, (iii) provide for initial grants to new directors of options to purchase 8,000 shares of common stock and (iv) provide for annual grants to each non-employee director (other than the Chairman of the Board) of options to purchase 3,000 shares of common stock, and annual grants to the Chairman of the Board of options to purchase 5,000 shares of common stock. As so amended, a total of 200,000 shares of common stock have been reserved for issuance under the Director Plan. Prior to such amendment, each non-employee director of the Company had received an automatic grant of an option to purchase 12,500 shares of Company common stock upon the date on which such director first became an eligible director.

     Under the terms of the Director Plan, as amended, new directors receive an option grant at fair market value to purchase 8,000 shares of common stock upon election to the Board, non-employee directors (other than the Chairman of the Board) receive annual grants of options to purchase 3,000 shares of common stock, and the Chairman of the Board receives annual grants of options to purchase 5,000 shares of common stock. As of June 25, 1997, 45,834 shares of common stock had been issued upon exercise of stock options granted under the Director Plan, options for a total of 55,666 shares were outstanding and the remaining 98,500 shares were available for grant. All stock options granted under the Director Plan have 10-year terms.

     An option shall become exercisable as to one-third of the shares subject to the option on each anniversary of the date the option is granted if the director to whom the option is granted is still a director of the Company on such anniversary.

     Other Compensation. Gary E. Liebl was paid a total of $60,875 for consulting services rendered to the Company at the request of the Board of Directors in fiscal year 1998.

                               EXECUTIVE OFFICERS

     The following table and paragraphs set forth the names of and certain information concerning the executive officers of the Company as of August 27, 1998:

           NAME                AGE                   POSITION(S) WITH THE COMPANY
           ----                ---                   ----------------------------
H.K. Desai                     52     President and Chief Executive Officer
Thomas R. Anderson             54     Vice President and Chief Financial Officer
Mark K. Edwards                40     Vice President -- Sales and Corporate Marketing
Lawrence F. Fortmuller, Jr.    49     Vice President and General Manager -- Computer Systems
                                      Group
David Tovey                    53     Vice President and General Manager -- Peripheral Products
                                      Group
Michael R. Manning             44     Secretary and Treasurer

     For information on the business background of Mr. Desai, see "Nomination and Election of Directors" above.

     Mr. Anderson joined the Company in July 1993 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Anderson was Executive Vice President, Chief Operating Officer and Chief Financial Officer of HIARC, a software startup company. From October 1990 to January 1993, he was corporate Senior Vice President and Chief Financial Officer of Distributed Logic Corporation, a manufacturer of tape and disk controllers and computer subsystems. From June 1982 to April 1990, he held various positions with Cipher Data Products, Inc., including corporate Vice President, Chief Financial Officer, Treasurer and

Assistant Secretary. Before joining Cipher, Mr. Anderson held various financial positions with Dataproducts Corporation, Rockwell International and Arthur Andersen LLP.

     Mr. Edwards joined the Company in October 1996 as Vice President -- Sales and Corporate Marketing. Prior to joining the Company, Mr. Edwards served as Vice President -- Sales and Marketing for the Storage Systems Division of Unisys Corporation, from August 1994 to September 1996, and as Director -- European Channels from August 1993 through August 1994. Prior to joining Unisys, Mr. Edwards served as Regional Sales Manager for Zitel Corporation from April 1991 through August 1993. Prior to joining Zitel, Mr. Edwards held a sales and management position with Digital Equipment Corporation.

     Mr. Fortmuller joined the Company in October 1996 as Vice President and General Manager -- Computer Systems Group. Prior to joining the Company, Mr. Fortmuller held various positions with AST Research, Inc., a manufacturer of microprocessor-based systems, for nine years, including Vice President -- Americas Marketing from September 1995 to October 1996; Vice President and General Manager -- Server Business Unit from August 1994 through September 1995; Director of Product Marketing from 1990 through August 1994; and various product marketing positions. Prior to joining AST Research , Inc., Mr. Fortmuller held various product marketing positions with Data Card Corporation, MSI Data Corporation and Litton Industries, Inc.

     Mr. Tovey has served as Vice President and General Manager -- Peripheral Products Group since October 1996. From April 1994 to October 1996, Mr. Tovey served as Vice President -- Marketing of the Company. From March 1985 to April 1994, he held various positions in the Disk Products Division of Toshiba America Information Systems, a computer system and disk drive manufacturer, including Director of Technology Planning and Vice President -- HDD Marketing. Prior to 1985, Mr. Tovey held various marketing and sales management positions with Unisys Corporation and engineering positions with Ferranti, Ltd. in the U.K.

     Mr. Manning joined the Company in June 1993 as Treasurer and Secretary. Previously, Mr. Manning held various positions at Emulex, including Senior Director and Treasurer from April 1991 with the additional role of Secretary in 1992. Mr. Manning joined Emulex in July 1983 as Tax Director. Prior to joining Emulex, Mr. Manning was a Tax Manager at KPMG Peat Marwick LLP, independent certified public accountants.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth compensation received for the three fiscal years ended March 29, 1998 by the Company's Chief Executive Officer and by each of the persons who were, for the fiscal year ended March 29, 1998, the other four most highly compensated executive officers of the Company (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                  ANNUAL COMPENSATION            -------------
                                         -------------------------------------    SECURITIES
                                                                OTHER ANNUAL      UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS     COMPENSATION(1)   OPTIONS(#)(2)   COMPENSATION(3)
  ---------------------------     ----   --------   --------   ---------------   -------------   ---------------
H.K. Desai                        1998   $277,003   $200,000         -0-           15,000 shs.       $9,980
  President and CEO(4)            1997    242,505    140,000         -0-           10,000 shs.        7,462
                                  1996    167,009     82,500         -0-          120,000 shs.        5,686

Thomas R. Anderson                1998    163,908     70,000         -0-              -0- shs.        5,764
  V.P. and Chief                  1997    151,418     57,000         -0-            5,000 shs.        5,044
  Financial Officer               1996    147,424     35,000         -0-            6,250 shs.        4,801

Mark K. Edwards                   1998    158,008     70,000         -0-              -0- shs.        5,122
  V.P. -- Sales and               1997     70,709     35,000         -0-           40,000 shs.          273
  Corporate Marketing(5)          1996        -0-        -0-         -0-              -0- shs.          -0-

Lawrence F. Fortmuller, Jr.       1998    159,760     70,000         -0-              -0- shs.        5,430
  V.P. and General Manager --     1997     68,151     25,000         -0-           40,000 shs.        2,437
  Computer Systems Group(6)       1996        -0-        -0-         -0-              -0- shs.          -0-

David Tovey                       1998    160,680     70,000         -0-              -0- shs.        5,633
  V.P. and General                1997    150,767     55,000         -0-           15,000 shs.        4,394
  Manager -- Peripheral           1996    144,777     35,000         -0-            5,000 shs.        3,254
  Products Group

---------------
(1) Perquisites and other personal benefits did not for any Named Officer in the aggregate equal or exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported in this table for such person.

(2) The amounts in the table represent shares of the Company's common stock covered by stock options granted to the named individual under the QLogic Corporation Stock Awards Plan.

(3) This column includes the Company's matching contributions to the QLogic Corporation Retirement Savings Plan and group term life insurance premiums paid with respect to the named executive.

(4) Mr. Desai served as the Company's Vice President of Engineering from February 1994, when the Company became a separate publicly held corporation, until his resignation on May 1, 1995. He was rehired on August 4, 1995 as President and Chief Technical Officer. Mr. Desai was subsequently appointed as the Company's President and Chief Executive Officer effective January 25, 1996.

(5) Mr. Edwards joined the Company as Vice President -- Sales and Corporate Marketing on October 1, 1996 at an annual base salary of $145,000.

(6) Mr. Fortmuller joined the Company as Vice President -- Computer Systems Group on October 7, 1996 at an annual salary of $145,000.

KEY EMPLOYEE RETENTION AGREEMENT

     The Company has previously entered into an agreement with Mr. Desai under which Mr. Desai would be entitled to receive the following payments and benefits in the event of termination of his employment by the Company without cause or by Mr. Desai because of a demotion within two years after a change in control of the Company: (i) a severance payment equal to the present value of two times the sum of Mr. Desai's annual salary plus the highest annual average of any two of his last three annual bonuses; (ii) continuation for two years following termination of employment of his health, life insurance, disability income, tax assistance, and executive automobile benefits (reduced to the extent similar benefits are received by him from another employer); and (iii) acceleration of vesting of his right to exercise his stock options based on the length of his continued employment following the grant of the option by one year upon the change in control of the Company and full acceleration of vesting of such exercise right in the event of termination of his employment without cause or because of a demotion as aforesaid within two years after the change in control.

OPTION GRANTS DURING FISCAL 1998

     The following table sets forth information on grants of stock options pursuant to the QLogic Corporation Stock Awards Plan during the fiscal year ended March 29, 1998, to the Named Officers:

                              OPTION GRANTS TABLE
                       OPTION GRANTS IN FISCAL YEAR 1998

                                                     INDIVIDUAL GRANTS
                                      ------------------------------------------------    POTENTIAL REALIZABLE
                                                   % OF TOTAL                               VALUE AT ASSUMED
                                      NUMBER OF     OPTIONS                               ANNUAL RATES OF STOCK
                                      SECURITIES   GRANTED TO                            PRICE APPRECIATION FOR
                                      UNDERLYING   EMPLOYEES    EXERCISE                    OPTION TERM($)(4)
                                       OPTIONS     IN FISCAL      PRICE     EXPIRATION   -----------------------
                NAME                  GRANTED(1)    YEAR(2)     ($/SHARE)    DATE(3)        5%           10%
                ----                  ----------   ----------   ---------   ----------   ---------    ----------
H.K. Desai..........................    15,000       10.80        25.25      6/27/07      81,127       205,593
Thomas R. Anderson..................        --          --           --           --          --            --
Mark K. Edwards.....................        --          --           --           --          --            --
Lawrence F. Fortmuller, Jr. ........        --          --           --           --          --            --
David Tovey.........................        --          --           --           --          --            --

---------------
(1) The amounts in the table represent shares of the Company's common stock covered by stock options granted to the named individual under the QLogic Corporation Stock Awards Plan. Each option becomes exercisable on a cumulative basis as to 25% of the option shares one year after the date of grant and as to an additional 6.25% of the option shares each three month interval thereafter.

(2) Options to purchase an aggregate of 138,750 shares of common stock were granted to employees, including the Named Officers, during the fiscal year ended March 29, 1998.

(3) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the options' exercise price, assuming that the market price of the Company's common stock appreciates at a 5% and 10% compound annual rate over the ten year term of the options. The 5% and 10% rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and do not necessarily reflect management's estimate or projection of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

OPTION EXERCISES IN FISCAL 1998 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 1998 by the Named Officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                       SHARES       VALUE        AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(1)
                                     ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
               NAME                   EXERCISE      ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                  -----------   --------   -----------   -------------   -----------   -------------
H.K. Desai.........................    12,968      416,980      64,273         68,749        2,101,345      1,886,999
Thomas R. Anderson.................     5,997      205,681      28,925          6,328          877,403        191,070
Mark K. Edwards....................     5,000      120,533       7,498         27,502          184,638        677,237
Lawrence F. Fortmuller, Jr. .......        --           --      12,500         27,500          287,500        632,500
David Tovey........................        --           --      31,249         13,751          968,444        351,555

---------------
(1) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price of "in-the-money" options. The closing sale price for the Company's common stock as of March 29, 1998 on the Nasdaq National Market was $37.50.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current Compensation Committee of the Company consists of Mr. Wells and Ms. Miltner, neither of whom is now, or was at any time during the last completed fiscal year of the Company, an officer or employee of the Company. During fiscal year 1998, no executive officer of the Company served as a member of the Compensation Committee or as a director of any entity whose executive officers served on either the Compensation Committee or the Board of Directors of the Company.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The Compensation Committee reviews the performance of the executives of the Company. It makes recommendations to the Board of Directors as to the compensation of the Chief Executive Officer of the Company and reviews and determines the compensation programs for other key employees, including salary and cash incentive payment levels and stock awards under the QLogic Corporation Stock Awards Plan.

     Compensation Policies and Philosophy. The Company's executive compensation policies are designed to attract, retain and reward executives who contribute to the Company's success, to provide economic incentives for executives to achieve the Company's business objectives by linking the executives' compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash incentive payments and stock awards to achieve the aforementioned objectives.

     In carrying out these objectives, the Compensation Committee considers a number of factors, which include the level and types of compensation paid to executives in similar positions by comparable companies. Some, but not all, of the comparable companies are included in the Stockholder Return Performance Presentation set forth immediately following this Report of the Compensation Committee. In addition, the

Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions, and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the individual performance of each executive, including a review of the ability of a given executive to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others toward the achievement of the Company's goals.

     Section 162(m) of the Internal Revenue Code establishes a limitation on the deductibility of compensation payable in any particular tax year to the Chief Executive Officer and the four most highly compensated other executive officers. The Company has not paid, and does not foresee any payment authorized in fiscal 1998 of, any compensation that would be non-deductible under Section 162(m).

     Components of Compensation. Executives' salaries are established in relation to a range of salaries for comparable positions among a peer group of other technology companies of comparable size and complexity. The Company seeks to pay its executives salaries that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In general, the Company attempts to set executive compensation that equals or exceeds the 50th percentile of salaries paid to executives of the Company's peer group of corporations. In making its annual salary recommendations, the Compensation Committee looks at the Company's financial position and performance, the contribution of the individual executive during the prior fiscal year in helping to meet the Company's financial and business objectives as well as the executives' performance of their individual responsibilities.

     Executives' annual cash incentive payments are used to provide executives with financial incentives to meet annual performance targets of the Company. Performance targets and cash incentive payment recommendations for executives other than principal executives are proposed by the management of the Company's principal operating divisions, reviewed and, when appropriate, revised by the Compensation Committee and approved by the Board of Directors. Personal goals and cash incentive payment recommendations for the principal executives of the Company are recommended by the Compensation Committee and approved by the Board.

     The Compensation Committee believes that equity ownership by executives provides incentives to build stockholder value and align the interests of executives with the stockholders. Upon hiring executives, the Compensation Committee typically recommends stock option or stock awards grants to the officers under the QLogic Corporation Stock Awards Plan, subject to applicable vesting periods. Thereafter, the Compensation Committee periodically considers awarding additional grants under the QLogic Corporation Stock Awards Plan. The Compensation Committee believes that these additional grants provide incentives for executives to remain with the Company. Stock options and awards generally have value only if the price of the Company's common stock increases over the exercise or grant price. The size of options or awards is usually based upon factors such as comparable equity compensation offered by other technology companies, the seniority of the executive and the contribution that the executive is expected to make to the Company. In determining the size of the periodic grants, the Compensation Committee considers prior grants to the executive, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

     Compensation of the Principal Executive Officer. The Compensation Committee reviews the performance of the principal executive officer of the Company, as well as other executives of the Company annually. H.K. Desai was appointed as the Company's President and Chief Executive Officer effective January 25, 1996, after serving as President and Chief Technical Officer from August 4, 1995. As the principal executive officer of the Company, Mr. Desai's compensation was determined based on a subjective consideration of the various factors discussed above, including the performance of the Company, the individual performance of Mr. Desai, a review of the compensation packages of executives in technology companies similar in size and complexity to the Company, and Mr. Desai's performance compared to various objective and subjective goals established by the Board of Directors. It is the practice of the Board of Directors to set performance goals at the commencement of a fiscal year, to give a performance appraisal to the Chief Executive Officer at the end of the fiscal year, and to set payment of incentive payments based on the Chief Executive's performance as measured against such objectives.

                                          Respectfully submitted,
                                          Compensation Committee:

                                          George D. Wells
                                          Carol L. Miltner

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Index for the period beginning February 28, 1994 and ended March 29, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
          QLOGIC CORPORATION COMMON STOCK, NASDAQ COMPOSITE INDEX AND
                             NASDAQ COMPUTER INDEX

        MEASUREMENT PERIOD               QLOGIC              NASDAQ              NASDAQ
      (FISCAL YEAR COVERED)            CORPORATION          COMPOSITE        COMPUTER INDEX
      ---------------------            -----------          ---------        --------------
          FEB-94                          100.00              100.00              100.00
          MAR-94                          103.85               93.81               94.48
          MAR-95                           73.08              103.12              122.65
          MAR-96                          134.62              138.98              174.31
          MAR-97                          319.24              157.67              229.33
          MAR-98                          576.94              230.74              352.67

---------------
* Assumes that the value of the investment in the Company's common stock and each index was $100 on February 28, 1994, and reinvestment of dividends into the same security.

                                  PROPOSAL TWO

               APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

     At the Meeting, the Company's stockholders will be asked to approve and ratify the adoption of the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan"). Subject to approval by the Company's stockholders at the Meeting, the Purchase Plan was adopted by the Board of Directors on April 9, 1998 and will be effective on November 2, 1998 (the "Effective Date"). The purposes of the Purchase Plan are to provide to employees an incentive to join and remain in the service of the Company and its subsidiaries, to promote employee morale and to encourage employee ownership of the Company's common stock by permitting them to purchase shares at a discount through payroll deductions. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The Purchase Plan authorizes the sale of up to 300,000 shares of the Company's common stock to participating employees ("Participants").

     The following description of the Purchase Plan is qualified in all respects by reference to the Purchase Plan itself, the full text of which may be obtained from the Company upon written request to the Secretary of the Company.

DESCRIPTION OF THE PURCHASE PLAN

     Eligibility. Every employee of the Company, including executive and other officers who are employees, who customarily works at least 30 hours per week and more than five months per year will be eligible to participate in offerings made under the Purchase Plan. Employees of any present or future subsidiary of the Company may also participate in the Purchase Plan in the discretion of the Board of Directors. The approximate number of persons who currently are eligible to participate in the Purchase Plan is 226.

     Under the Purchase Plan, no employee will be granted a right to purchase any common stock under the Purchase Plan (i) if immediately after such purchase the employee would own stock or hold outstanding options to purchase stock possessing in the aggregate 5% or more of the total combined voting power of all classes of stock of the Company, or (ii) if the grant would permit the employee to purchase stock which, when aggregated with purchases under all other employee stock purchase plans of the Company, would exceed $25,000 worth of common stock of the Company (determined using the fair market value of such stock at the time such right is granted) for any calendar year in which the right is outstanding at any time. A maximum of 5,000 shares may be purchased by a Participant in the Purchase Plan in any calendar year, subject to certain adjustment provisions specified in the Purchase Plan.

     Administration. The Purchase Plan will be administered by a committee of the Board of Directors appointed to administer the Purchase Plan (the "Administrator"), and if no such committee is appointed, the Administrator of the Purchase Plan will be the Board of Directors. The Board of Directors has appointed the Compensation Committee, which is comprised of two non-employee directors who are not eligible to participate in the Purchase Plan, to be the initial Administrator of the Purchase Plan. Subject to the provisions of the Purchase Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the Purchase Plan. The Purchase Plan will be administered in a manner designed to ensure that any affiliate Participant's commencement or discontinuation of participation in the Purchase Plan or increase or decrease of payroll deductions will be effected in compliance with the exemptions from liability under Section 16(b) of the Securities Exchange Act of 1934 as set forth in Rule 16b-3 promulgated thereunder.

     Participation. An employee who has satisfied the eligibility requirements of the Purchase Plan may become a Participant upon his or her completion and delivery to the Company of a Stock Purchase Agreement authorizing payroll deductions. Eligible employees who elect to participate in an offering will purchase shares of common stock through regular payroll deductions in an amount of not less than 1% nor more than 10% of their compensation, as designated by each employee. For this purpose, "compensation" includes salary, annual bonus/incentive, annual profit sharing, overtime, lead premium, commissions and shift differential, but expressly excludes other forms of compensation such as relocation, housing, car allowances, phone allowances, sign-on bonuses and referral bonuses. The limitation to 10% of compensation may be increased or decreased from time to time in the discretion of the Administrator, but in no event will the maximum amount be increased to an amount in excess of 15% of compensation.

     The Company will establish and maintain a separate account for each Participant. All payroll deductions that are credited to a Participant's account under the Purchase Plan do not accrue any interest or earnings and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

     On the first day of the second month of each calendar quarter, i.e., February 1, May 1, August 1 and November 1 ("Grant Date"), the Company will grant to each eligible employee who has elected in writing to participate in the Purchase Plan a right to purchase, at the Purchase Price described below, that number of shares and partial shares of common stock that can be purchased by the Company at the Purchase Price with the amounts held in such employee's payroll deduction account. The common stock will be purchased on the next Purchase Date. "Purchase Date" means the last day of each three-month offering period, i.e., April 30, July 31, October 31 and January 31. The initial offering period under the Purchase Plan will commence on November 9, 1998, the Effective Date, and terminate on January 31, 1999. Thereafter, the Purchase Plan provides for consecutive three-month offering periods ("Offering Periods") commencing on each Grant Date and ending on the next following Purchase Date.

     Purchase of Common Stock. Shares of common stock will be purchased automatically on the last day of the Offering Period at a price equal to 85% of the fair market value of the shares on the Grant Date or 85% of the fair market value of the shares as of the Purchase Date, whichever is lower (the "Purchase Price"). The fair market value of the common stock under the Purchase Plan will be the closing sale price on the date of valuation on the Nasdaq National Market System or the principal stock exchange on which the Company's common stock is then listed or admitted to trading. If no closing sale price is quoted or no sale takes place on such day, then the fair market value shall be the closing sale price of the Company's common stock on the next preceding day on which a sale occurred. The fair market value of the common stock on the Record Date was $34 per share.

     A Participant may elect to have shares purchased under the Purchase Plan and issued directly to him or her. Unless the Participant's participation is terminated or the Participant directs the Company otherwise, shares will be purchased automatically on his or her behalf with all amounts held in his or her account on each Purchase Date at the Purchase Price. Any cash remaining in the Participant's account will remain in the account and be applied to the purchase of shares at the next Purchase Date.

     Changes in Election and Withdrawal; Termination of Employment. A Participant may change any election (increase or decrease the rate of payroll deductions) one time during any Offering Period by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change at least 15 days prior to the end of the Offering Period. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of stock as of the next Purchase Date by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change.

     A Participant may terminate his or her participation in the Purchase Plan by signing and delivering to the Company a notice of withdrawal. Such withdrawal may be elected at any time before the end of the applicable Offering Period. As soon as practicable after such withdrawal, the payroll deductions credited to the Participant's account will be returned to the Participant, without interest. A Participant who has withdrawn from the Purchase Plan will be excluded from participation for the remainder of the Offering Period in which the withdrawal occurred and the next succeeding Offering Period but may be reinstated as a Participant thereafter by executing and delivering a new Stock Purchase Agreement. A participant's rights in the Purchase Plan are nontransferable.

     Termination of a Participant's employment for any reason, including retirement, death or discharge, immediately cancels his or her participation in the Purchase Plan. In such event, the payroll deductions credited to the Participant's account will be returned to such Participant or, in the case of death, to the Participant's beneficiary, without interest.

     Adjustment Upon Changes in Capitalization; Merger, Consolidation or Reorganization. In the event of any change in the capitalization of the Company, such as a stock split or stock dividend, or in the event of any merger, sale or other reorganization, appropriate adjustments will be made by the Company in the shares subject to purchase under the Purchase Plan and in the Purchase Price per share. In the event that the Company at any time proposes to merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity), the Purchase Plan will terminate, unless provision is made in writing in connection with such transaction for the continuance of the Purchase Plan, with appropriate adjustments made as to the number and kind of shares and prices. If upon any of such events provision is not made for the continuance of the Purchase Plan, the Board of Directors is obligated to cause written notice of the proposed transaction to be given to the Participants not less than ten days before the anticipated effective date of the proposed transaction, and all Participant accounts will purchase common stock as if the day before the effective date of the proposed transaction were a Purchase Date.

     Amendment and Termination of the Purchase Plan. Unless previously terminated, the Purchase Plan will terminate on December 31, 2008, or when all shares authorized for sale thereunder have been sold, whichever is earlier. The Board of Directors at any time may amend or terminate the Purchase Plan, except that termination of the Purchase Plan will not affect a Participant's right to purchase common stock at a Purchase Price for any current Offering Period, nor may any amendment to the Purchase Plan make any change in a right to purchase common stock that adversely affects the rights of any Participant. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, materially modify the eligibility requirements of the Purchase Plan or materially increase the benefits that may accrue to Participants under the Purchase Plan.

NEW PLAN BENEFITS

     The Company believes that the benefits or amounts that will be received by any Participant or group of Participants under the Purchase Plan cannot be determined. The Company also believes that the benefits or amounts that would have been received by any person or group of persons under the Purchase Plan in fiscal 1998 if the Purchase Plan had been in effect during that period cannot be determined.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF PURCHASE PLAN

     The following is a brief description of the federal income tax consequences of participation in the Purchase Plan. State and local income taxes, which may vary from locality to locality, are not discussed.

     No taxable income is recognized by a Participant either at the time of election to participate in an offering under the Purchase Plan or at the time shares are purchased thereunder.

     If shares are disposed of at least two years after the Grant Date and at least one year after the Purchase Date or in the event of a Participant's death (whenever occurring) while owning such shares, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the Purchase Price of the shares or (ii) 15% of the fair market value of the shares on the Grant Date will be treated as ordinary income to the Participant. Any further gain upon such disposition will be taxed as long-term (if held for more than 18 months after the Purchase Date) or as mid-term gain (if held for more than one year but less than 18 months after the Purchase Date). Any long-term capital gain will be taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the Purchase Price, there is no ordinary income and the Participant will have a capital loss equal to the difference between the sale price and the Purchase Price. The ability of a Participant to utilize such a capital loss will depend on the Participant's other tax attributes and the statutory limitation on a capital loss deductions not discussed herein.

     If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period described above or within one year after the shares are transferred to the Participant, then the excess of the fair market value of the shares on the Purchase Date over the Purchase Price will be treated as ordinary income to the Participant. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the Purchase Date, the same amount of ordinary income will be attributed to the Participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on such Purchase Date. As indicated above, the ability of the Participant to utilize such a capital loss will depend upon the Participant's other tax attributes and the statutory limitation on capital losses not discussed herein.

     The Company is entitled to a deduction for amounts taxed as ordinary income to a Participant only to the extent that ordinary income must be reported upon disposition of shares by the Participant before the expiration of the holding periods described above.

VOTE REQUIRED FOR APPROVAL OF THE PURCHASE PLAN

     Approval of this Proposal 2 to adopt the 1998 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the Meeting. If the proposal to approve such amendments is not approved by the stockholders, the 1998 Employee Stock Purchase Plan will not be implemented.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO ADOPT THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL THREE

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of KPMG Peat Marwick LLP serves the Company as its independent public accountants at the direction of the Board of Directors of the Company and has served in such capacity since the Company's inception. One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 1998. This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent public accountants by the affirmative vote of a majority of the shares represented and voting at the Meeting. The Company has not determined its intended actions in the event of a negative vote.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's most recent fiscal year all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been met.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for action at the 1999 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than March 27, 1999 for inclusion in next year's proxy statement and proxy card. In addition, the Company's Bylaws provide that a stockholder's notice must be received by the Company not less than 60 nor more than 90 days prior to the date of such annual meeting in order for the proposal to be considered at the meeting; provided, however, that in the event that the first public disclosure of the date of the annual meeting is made less than 70 days prior to the date of such meeting, proposals must be received not later than the close of business on the tenth day following the day on which such public disclosure was first made.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to Stockholders of the Company for the fiscal year ended March 29, 1998, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 OTHER MATTERS

     The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail within one business day of receipt of request without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, QLogic Corporation, 3545 Harbor Boulevard, Costa Mesa, California 92626. If Exhibit copies are requested, a copying charge of $.20 per page will be made.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael R. Manning
                                          Secretary

Costa Mesa, California
July 29, 1998

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                                                                      PROXY

                               QLOGIC CORPORATION

              3545 HARBOR BOULEVARD -- COSTA MESA, CALIFORNIA 92626 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Gary E. Liebl and George D. Wells as Proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of QLogic Corporation held of record by the undersigned on July 3, 1998, at the Annual Meeting of Stockholders to be held on August 27, 1998, or any adjournment thereof.

           PLEASE READ, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                               QLOGIC CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

                                                                For All
1. ELECTION OF DIRECTORS                      For   Withheld     Except
   FOR ALL EXCEPT NOMINEES CROSSED OUT.       [ ]      [ ]        [ ]
   Gary E. Liebl   Carol L. Miltner
   George D. Wells James A. Bixby
   H.K. Desai

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSALS 1, 2 AND 3.



2. APPROVAL OF THE 1998 EMPLOYEE           For   Against   Abstain
   STOCK PURCHASE PLAN                     [ ]     [ ]       [ ]

3. RATIFICATION OF SELECTION OF            For   Against   Abstain
   INDEPENDENT PUBLIC ACCOUNTANTS          [ ]     [ ]       [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenant, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            Dated:_______________________________________, 1998


                            ___________________________________________________
                            Signature